Exhibit 99.1

For Release at 4:00 PM EDT on Tuesday, April 2, 2013

Gasco Energy Receives Notice from NYSE MKT of Determination to Initiate Delisting Proceedings

DENVER — (PR Newswire) — April 2, 2013 — Gasco Energy, Inc. (NYSE MKT: GSX) (“Gasco” or the “Company”) today announced that on March 27, 2013, the Company received notice from the NYSE MKT LLC (the “Exchange”) indicating that after a careful review of the plan submitted by the Company to regain compliance with the Exchange’s continued listing standards and publicly available information, the Exchange has determined that the Company has not made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the Company Guide by June 30, 2013 and that the Exchange intends to initiate delisting proceedings against the Company by filing a delisting application with the Securities and Exchange Commission pursuant to Section 1009(d) of the NYSE MKT LLC Company Guide (the “Company Guide”).  In the notice, the Exchange also notified the Company that in accordance with Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the Exchange’s determination by requesting an oral hearing or a hearing based on a written submission before the Exchange’s Listing Qualifications Panel (the “Panel”).

The Company intends to appeal the Exchange’s determination by requesting an oral hearing before the Panel.  However, there can be no assurance that the Company will be successful in its appeal and that the Company’s request for continued listing will be granted.

As previously disclosed in a Current Report on Form 8-K filed December 12, 2012, the Company received notice from the Exchange on December 6, 2012 indicating that the Company did not satisfy the continued listing standards of the Exchange set forth in Section 1003(f)(v) of the Company Guide because the Company’s common stock had traded at a low price per share for a substantial period of time.  In the notice, the Exchange predicated the Company’s continued listing on the Exchange on the Company effecting a reverse stock split of its common stock by June 6, 2013.  Further, as previously disclosed in a Current Report on Form 8-K filed January 17, 2013, the Company received notice from the Exchange on January 11, 2013 indicating that the Company did not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the Company Guide, which applies if a listed company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature.  In order to maintain its listing, the Company was required to submit a plan of compliance (a “Plan”) addressing how it intended to regain compliance with Section 1003(a)(iv) of the Company Guide by June 30, 2013.  The Company provided the Exchange with a Plan on February 11, 2013.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Forward-looking Statements

Certain statements set forth in this news release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this news release, including, without limitation, statements regarding the Company’s intention to appeal the Exchange’s determination by requesting an oral hearing before the Panel and whether the Company’s request for continued listing will be granted, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events.

Although any forward-looking statements contained in this news release or otherwise expressed by the Company are to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and known and unknown risks and uncertainties (some of which are beyond the Company’s control), that may cause the Company’s actual actions, performance and financial results in future periods to differ materially from any expectation, projection, estimate or forecasted result.  The key factors that may cause actual actions or results to vary from those the Company expects are described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (2) the Company’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause the Company’s actual actions or results to differ materially from those implied by these or any other forward-looking statements made by the Company.  The Company cannot assure you that its future actions and results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these factors.  The Company’s forward-looking statements speak only as of the date made.  The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

--30--